Exhibit 10.03

Central European Media Enterprises Ltd. Stock Incentive Plan
Form of Stock Option Agreement (for use from June 2015)

EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT

This Employee Non-Qualified Stock Option Agreement dated as of June 2, 2015 (the “Agreement”) is between Central European Media Enterprises Ltd. (the “Company”) and [●] (the “Optionee”).

WHEREAS, the Company’s 2015 Stock Incentive Plan (as the same may be amended and restated from time to time, the “Plan”) is administered by the Committee and the Committee has determined that it would be in the best interests of the Company to grant an option award to the Optionee, an employee of the Company or an Affiliate.

NOW, THEREFORE, the Company and the Optionee agree as follows:

1.
Grant of Option. The Company hereby grants to the Optionee an option (the “Option”) to purchase up to [●] shares (the “Shares”) of Class A common stock, par value $0.08 per share, of the Company, at an exercise price of $ [●] per Share (the “Exercise Price per Share”), on the terms and conditions set forth herein. The Option is a non-qualified stock option.

The Option has been issued pursuant to, and is subject to the terms and provisions of the Plan. All capitalized terms that are used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

2.	Vesting Provisions.

The Option shall vest as set forth below, subject to the Optionee’s continuous employment with the Company or any Affiliate (“Service”) through the applicable vesting date. No portion of the Option will vest after the Optionee’s Service ceases unless this Agreement provides otherwise with respect to vesting that arises as a result of the Optionee’s cessation of Service.

(a)	Vesting Schedule. Subject to Sections 2(b), (c) and (d) hereof, the Option shall vest and become exercisable on the following schedule:

as to [●] Shares (representing 25% of the Option) on June 2, 2016;
as to [●] Shares (representing 25% of the Option) on June 2, 2017;
as to [●] Shares (representing 25% of the Option) on June 2, 2018, and as to [●] Shares (representing 25% of the Option) on June 2, 2019.

(b)
Change in Control. Notwithstanding any other provision of this Agreement or the Plan, in the event of a Change in Control the unvested portion of the Option shall fully vest and become exercisable immediately prior to such Change in Control.

(c)
Time Warner Transaction. Notwithstanding any other provision of this Agreement or the Plan, the unvested portion of the Option shall fully vest and become exercisable in accordance with the provisions of Annex A in connection with a Time Warner Transaction.

(d)
Death or Disability. If the Optionee’s Service terminates due to death or disability, the unvested portion of the Option shall fully vest and become exercisable on the date of such termination. For purposes of this Agreement, “disability” means the Optionee’s inability to perform the duties and responsibilities required of the Optionee by reason of a physical or mental disability or infirmity which has continued for more than one hundred and twenty (120) consecutive calendar days in any twelve (12) consecutive month period, as determined by the Committee.

3.	Manner of Exercise of the Option.

(a)
Exercise Notice. Subject to Section 4, the Optionee may exercise all or any part of the Option that has vested in accordance with Section 2 of this Agreement, by giving written notice to the Company in the form of Exhibit 1 attached hereto (an “Exercise Notice”) specifying the number of Shares with respect to which the Option is being exercised, which notice shall be signed (whether or not in electronic form) by the person exercising the Option. The Option may be exercised with respect to whole Shares only. When delivering the Exercise Notice, the Optionee shall also, in accordance with Section 6(d) of the Plan, make provision for the payment of the aggregate Exercise Price per Shares for the Option being exercised and any applicable withholding tax for the Shares as to which the Option is exercised (together, the “Payment”). Upon any exercise of the Option, the number of Shares with respect to which the vested portion of the Option may thereafter be exercised by the Optionee shall no longer include the number of Shares with respect to which the Option has been exercised. The vested portion of the Option shall continue to be exercisable in respect of such remaining Shares until the Expiration Date unless earlier terminated pursuant to Section 4.

(b)
Payment of Exercise Price. The Optionee shall pay to the Company the aggregate Exercise Price for Shares and any applicable withholding tax for the Shares as to which the Option is exercised by one or more of the following methods: (i) in cash, (ii) by delivering irrevocable instructions to a broker to sell such number of Shares obtained on the exercise of the Option and to deliver promptly to the Company an amount of proceeds of such sale equal to the Payment, or (iii) a combination of the foregoing.

(c)
Delivery of Shares. As soon as practicable following the receipt by the Company of a valid Exercise Notice and Payment, the Company shall (i) register the Optionee’s ownership of and deliver such Shares electronically or (ii) deliver to the Optionee a certificate for the Shares.

4.	Termination of the Option.

(a)
Termination. Subject to the provisions of the Plan and this Agreement, the Option and all rights of the Optionee hereunder, to the extent not previously exercised, shall terminate on June 1, 2025 (the “Expiration Date”) and the Optionee will have no further right, title or interest in or to such Option or the underlying Shares after the Expiration Date.

(b)
Exercise Following Certain Events. Notwithstanding Section 4(a), if the Optionee’s Service terminates prior to the Expiration Date, the unvested portion of the Option shall terminate and be of no further effect immediately upon the Optionee’s termination of Service and the vested portion of the Option shall be exercisable for the periods set out below. If the vested portion of the Option is not exercised during the applicable period set out below, the Option will immediately terminate upon the expiration of such applicable period.

(i)
Voluntary Termination. If the Optionee’s Service is terminated by the Company or an Affiliate (other than after a Change in Control as provided in Section 4(b)(iii) or a Qualifying Termination Event pursuant to Annex A or for Termination for Cause provided in Section 4(b)(v)) or if the Optionee terminates his or her Service [other than for Good Reason], the vested portion of the Option as of the date of such termination of Service may be exercised by the Optionee during the period ending three months after the date of such termination, but in no event after the Expiration Date.

(ii)
Death or Disability. If the Optionee’s Service terminates as the result of the Optionee’s death or disability, the Option may be exercised by the Optionee or the Optionee’s legal representatives during the period ending twelve (12) months after the date of the Optionee’s death or disability, but in no event after the Expiration Date.

(iii)
Change in Control. In the event the Optionee’s Service with the Company and any Affiliate terminates after a Change in Control due to a termination by the Company other than for a Termination for Cause [or due to termination by the Optionee for Good Reason (as defined in Annex A)], the Option may be exercised by the Optionee during the period ending twelve (12) months following such termination, but in no event after the Expiration Date.

(iv)
Time Warner Transaction. In the event the Optionee’s Service with the Company and any Affiliate terminates as a result of a Qualifying Termination Event, the Option may be exercised by the Optionee during the period ending twelve (12) months following such termination, but in no event after the Expiration Date.

(v)
Termination for Cause. If the termination of Optionee’s Service with the Company or any Affiliate occurs by reason of Termination for Cause (as defined in Annex A), the Option, whether vested or unvested, shall be immediately terminated effective as of the date when Optionee’s Service with the Company or any Affiliate terminates, for no consideration.

(c)
Exercise Date. If the last day on which the Option may be exercised, is a Saturday, Sunday or other day that is not a trading day on the NASDAQ Global Market or, if the Company’s Shares are not then listed on the NASDAQ Global Market, such other stock exchange or trading system that is the primary exchange on which the Company’s Shares are then traded, then the last day on which the Option may be exercised shall be the preceding trading day on the NASDAQ Global Market or such other stock exchange or trading system.

5.
Withholding Taxes. The Optionee acknowledges that Optionee may be liable for federal, state, national, local income and employment taxes and social, health or national insurance assessed and/or withheld in connection with the Option, its exercise or the issuance of Shares (collectively, “Withholding Taxes”) under the applicable laws of the jurisdiction where the Optionee is resident or may otherwise be applicable to the Optionee in respect of the Option or the issuance of Shares.

(a)
Amount of Withholding Taxes. Prior to the exercise of any portion of the Option pursuant to Section 3 above, the Company shall inform the Optionee of (i) the estimated amount of any Withholding Taxes which the Company determines will be owed by the Optionee, by reason of the exercise of the Option and (ii) the estimated amount, if any, that the Company or any of its Affiliates will be required to withhold from the Optionee by reason of such exercise.

(b)
Payment of Withholding Taxes. The Optionee may satisfy its obligation in respect of Withholding Taxes: (i) by paying to the Company in cash an amount equal to the Withholding Taxes no later than the date of exercise of the Option; or (ii) subject to compliance with applicable law and the Company’s Insider Trading Policy, by delivering to the Company an instruction to a broker approved by the Company providing for the assignment of the proceeds from the sale of the Shares to be received on the exercise of the Option in an amount sufficient to cover such Withholding Taxes.

(c)
Satisfying Withholding Tax Obligations with Shares. The Company may, in the sole discretion of the Committee, permit the Optionee to satisfy all or any portion of the Company’s or any of its Affiliates’ obligations for Withholding Taxes in respect of an Option by deducting from the Shares the Optionee would otherwise receive a number of shares having a fair market value equal to the amount of Withholding Taxes that are payable (using the minimum statutory rates of withholding for purposes of determining such amount if necessary to avoid any adverse accounting treatment). The Optionee agrees that delivery of a number of Shares net of the amount deducted for purposes of satisfying Withholding Tax obligations shall be full settlement of the Option or portion thereof being exercised for all purposes.

(d)
Set-off Right. The Company may withhold amounts from any compensation otherwise payable to the Optionee by the Company or any of its Affiliates, and the Optionee hereby authorizes the withholding from compensation payable to Optionee, any amounts required to satisfy any Withholding Tax obligations of the Company or any of its Affiliates in connection with the Option. The Company shall not be required to deliver any Shares if it has not received satisfactory evidence of payment of all Withholding Taxes.

6.
No Rights in Shares. The Optionee shall not have any of the rights and privileges of a stockholder of the Company in respect of any Shares covered by the Option until the Optionee shall have become the holder of record of any such Shares and such Shares have been issued, recorded in the records of the Company or its transfer agent and delivered to the Optionee. The Optionee must complete such administrative documentation required by this Agreement or the Committee before the Company may issue the Shares, record such issuance in the records of the Company or its transfer agent and deliver such Shares to the Optionee following the Exercise of Option in accordance with Section 3 of this Agreement. The Company may postpone such issuance, recording and delivery of the Shares if such proper documentation is not received by the Company.

7.	Availability of Stock. The Company agrees that it will reserve such number of Shares of its authorised Class A common stock as shall be necessary to satisfy the requirements of this Agreement.

8.
Adjustment of Option. In the event that prior to the exercise in full of the Option, the Company shall have effected one or more stock dividends, stock splits, reorganisation, recapitalization, combination of shares, mergers, consolidations, or other changes in corporate structure or stock of the Company, the Committee shall equitably adjust the number, kind and Exercise Price per Share of the Shares remaining subject to the Option in accordance with the Plan.

9.
Regulatory Compliance. The Option may not be exercised prior to completion of, and the Company may postpone issuing and recording the Shares to the Optionee issuable pursuant to this Agreement in the records of the Company or its transfer agent for such period as may be required for, compliance with any registration or other applicable requirements under any applicable securities or other laws the listing requirements of any applicable stock exchange, or any ruling or regulation in respect thereof, and the Company shall not be obligated to deliver any such Shares to the Optionee if either delivery thereof would constitute a violation of any provision of any law or of any ruling or regulation of any governmental authority or any applicable stock exchange. The Company shall not be liable to the Optionee or its representative for any damages relating from any delays in recording the issuance and delivery of Shares to the Optionee in the records of the Company or its transfer agent, any loss of the certificates by the Optionee or otherwise, or any mistakes or errors in connection therewith.

10.
Non Transferability. The Optionee shall not sell, assign, exchange, transfer (other than by will or the laws of descent or distribution), pledge, charge, hypothecate or otherwise dispose of or encumber the Option.

11.
Effect Upon Services. Nothing contained in this Agreement or in the Plan shall confer upon the Optionee any right with respect to the continuation of the Optionee’s employment with the Company and its Affiliates or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such Service.

12.
Determinations. The Committee has the power to interpret the Plan and this Agreement and to administer, interpret and apply the Plan in respect of the Option in a manner consistent with the terms thereof and hereof (including, but not limited to, determining, in its sole and absolute discretion, whether any Option has vested and whether any unvested portion of the Option may be accelerated and the corresponding vesting date thereof). Each determination, interpretation or other action made or taken pursuant to the provisions of this Agreement by the Committee shall be final and conclusive for all purposes and shall be binding upon all persons, including, without limitation, the Company and the Optionee, and the Optionee’s respective successors and assigns.

13.
Reference to the Plan. The Option has been granted pursuant to and subject to the provisions of the Plan, which are hereby incorporated herein by reference. Except as otherwise provided herein, in the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

14.
Incentive Compensation Recoupment Policy. The Option and the underlying Shares are subject to recoupment in accordance with the Company’s Incentive Compensation Recoupment Policy in effect from time to time.

15.
The Code. It is intended that the Option is exempt from Sections 409A and 457A of the U.S. Internal Revenue Code of 1986 (as amended, the “Code”). Notwithstanding the foregoing, the Optionee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Optionee in connection with the Option (including any taxes and penalties under Sections 409A and 457A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold the Optionee harmless from any or all of such taxes or penalties.

16.
Amendment. The Optionee hereby consents to any amendment to this Agreement in any way the Committee deems necessary or advisable to comply with or satisfy exemption from Sections 409A and 457A of the Code, to carry out the purpose of the grant, or in connection with any change in applicable laws or regulation or any future law or regulation. The Optionee hereby further consents to any amendment of the Plan and/or this Agreement which the Board of Directors or the Committee, in its sole discretion and upon advice of legal counsel, may deem necessary or advisable to enable the exercise of the Option to comply with any applicable rules and regulations of the Securities and Exchange Commission, including, without intending any limitation, any amendment which would exempt such exercise from the operation of Section 16 of the Exchange Act. Except as provided above, any amendment to this Agreement must be in writing and signed by the Company and the Optionee.

17.
Acceptance of Option; Electronic Delivery. The Option grant evidenced by this Agreement shall be forfeited for no consideration if this Agreement is not accepted by the Optionee by executing and returning a copy of this Agreement to the Company within ninety (90) days of the date hereof. By executing this Agreement, the Optionee (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and the Option, and any documents of the Company that are generally provided to the Company’s shareholders (which may be delivered via the internet or as the Company otherwise directs); (ii) acknowledges that the Optionee may receive from the Company a paper copy of any documents delivered electronically at no cost by contacting the Company in writing; and (iii) further acknowledges that the Optionee may revoke the Optionee’s consent to the electronic delivery of documents at any time by notifying the Company of such revocation in writing and providing current notice information for delivery of paper copies.

18.
Notices. Any notice under this Agreement shall be addressed to the Company in care of its General Counsel at the principal offices of CME Media Services Limited, and to the Optionee at the address appearing in the personal records of the Company or its Affiliate or to either party at such other address as either party hereto may hereafter designate in writing to the other.

19.	Governing Law. This Agreement and all determinations made and actions taken pursuant hereto shall be governed by the laws of Bermuda.

20.
Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

21.	Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the [●] day of [●], 2015.

Central European Media Enterprises Ltd.

By:    ………………………………

Optionee

By:    …………………………….

Annex A
Effect of a Time Warner Transaction

1.	For purposes of this Agreement, the following definitions shall apply:

“Change in Control” is defined in the Plan.

“Delisting Event” means an event or circumstance in connection with or following a Time Warner Transaction whereby the Company is no longer publicly traded with its shares of Class A common stock listed on the NASDAQ Global Market.

“Disposition Event” means any sale or disposition in connection with or following a Time Warner Transaction or pursuant to the exercise of consent rights by Time Warner in effect from time to time as a result of which the Company ceases to own a material portion of its assets.

“Employment Contract” means the employment contract dated [●] between the Optionee and CME Media Services Limited, as amended, amended and restated, otherwise modified or superseded from time to time.

[“Good Reason” means a material breach of the Employment Contract by CME Media Services Limited which results in the termination of the Employment Contract by the Optionee pursuant to clause [●] thereof.]

“Qualifying Termination Event” means a termination of the Optionee’s employment with the Company or any Affiliate (i) by the Company or such Affiliate which is not a Termination for Cause, provided, that such termination by the Company or such Affiliate occurs within twelve months of a Time Warner Transaction, or (ii) by the Company or such Affiliate which is not a Termination for Cause, provided, that such termination by the Company or such Affiliate occurs within twelve months of either a Delisting Event or a Disposition Event.

“Termination for Cause” shall have the meaning assigned to it in clause [●] of the Employment Contract.

“Time Warner Transaction” is defined in the Plan.

2.
In the event of a Time Warner Transaction and the Company continues to be publicly traded with its shares of Class A common stock listed on the NASDAQ Global Market, the Option granted hereunder will continue to vest in accordance with the vesting provisions set out in Section 2 of this Agreement until the earliest to occur of (i) a Qualifying Termination Event, (ii) subject to clause 3 below, a Delisting Event, or (iii) subject to clause 3 below, a Disposition Event.

In connection with a Qualifying Termination Event, the unvested portion of the Option will fully vest and become exercisable immediately prior to such Qualifying Termination Event.

3.	In connection with a Delisting Event or a Disposition Event, the unvested portion of the Option will fully vest and become exercisable immediately prior to such Delisting Event or Disposition Event.

* * * * *

EXHIBIT 1
Option Exercise Notice

To:    Insider Trading Compliance Officer
Central European Media Enterprises Ltd.

Reference is made to the Employee Non-Qualified Stock Option Agreement between Central European Media Enterprises Ltd. (the “Company”) and the undersigned dated ___________________, 20__ (the “Agreement”). Capitalized terms used and not otherwise defined herein shall bear the meanings ascribed thereto in the Agreement.

1.	In accordance with the terms of the Agreement, please be informed that I intend to exercise the Option in respect of:

________________________________
[insert number of underlying shares to be exercised]

at $__________ per share, the exercise price set forth in the Agreement.

2.	Check the box that applies:

☐ I will exercise only and will not sell any underlying shares at this time.
☐ I will exercise and then sell all or a portion of the underlying shares at this time as set forth below:

___________________________________________
[insert number of underlying shares to be sold, if any]

3.	I hereby represent that I have made a provision for making the Payment to the Company in respect of the Option or portion thereof to be exercised pursuant to this Exercise Notice.

4.
I understand and agree that prior to selling any shares obtained by me pursuant to this Exercise Notice I shall receive confirmation from a compliance officer of the Company that such sale (i) would not be prohibited under the securities laws of the United States of America that are applicable to such sale and (ii) is otherwise in accordance with the CME Insider Trading Policy.

5.
I represent and warrant that as of the date hereof that I am not in possession of any material inside information and shall not sell Company securities in the event I come into possession of material insider information between the date hereof and the date of any sale transaction in connection with this Exercise Notice.

Print name

Signature

Date

The Company agrees to respond to this Exercise Notice within two business days of the first business day on which the Company receives this Exercise Notice. Clearance of a sale transaction in connection with this Exercise Notice is valid only for a two business day period and only if the person engaging in the trade does not possess or come into possession of material non-public information during such period. If the transaction order is not placed within that two business day period, clearance of the transaction must be re-requested.

Please retain a copy of this Exercise Notice for your records.